EXECUTION COPY

NATIONSTAR AGENCY ADVANCE FUNDING TRUST,
as Issuer,
THE BANK OF NEW YORK MELLON,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
NATIONSTAR MORTGAGE LLC,
as Administrator and as Servicer,
BARCLAYS BANK PLC,
as Administrative Agent,
and
CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent
and consented to by:
BARCLAYS BANK PLC
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Noteholders of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding
Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes
AMENDMENT NO. 7
dated as of June 26, 2015
to the
SERIES 2013-VF1 INDENTURE SUPPLEMENT
dated as of January 31, 2013
to the
FOURTH AMENDED AND RESTATED INDENTURE,
dated as of January 31, 2013
NATIONSTAR AGENCY ADVANCE FUNDING TRUST, ADVANCE RECEIVABLES BACKED NOTES, SERIES 2013-VF1

AMENDMENT NO. 7 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT
This Amendment No. 7, dated as of June 26, 2015 (this “Amendment”), to the Series 2013-VF1 Indenture Supplement, dated as of January 31, 2013 (as amended by that certain Amendment No. 1, dated as of May 21, 2013, as further amended by that certain Amendment No. 2, dated as of October 15, 2013, as further amended by that certain Amendment No. 3, dated as of October 14, 2014, as further amended by that certain Amendment No. 4, dated as of January 27, 2015, as further amended by that certain Amendment No. 5, dated as of January 30, 2015, as further amended by that certain Amendment No. 6, dated as of May 5, 2015, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”), to that certain Fourth Amended and Restated Indenture, dated as of January 31, 2013 (as amended by that certain Amendment No. 1, dated as of April 22, 2014, as amended by that certain Amendment No. 2, dated as of May 5, 2015, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), is entered into by and among NATIONSTAR AGENCY ADVANCE FUNDING TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”), and as securities intermediary (the “Securities Intermediary”), NATIONSTAR MORTGAGE LLC, a Delaware limited liability company (“Nationstar”), BARCLAYS BANK PLC (“Barclays”), as administrative agent and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (each of Barclays and Credits Suisse, the “Administrative Agent”) and consented to by Barclays, as Noteholder of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes (collectively, the “Notes”) issued pursuant to the Indenture Supplement, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB”), as Noteholder of the Notes (each of Barclays and CSCIB in such capacity, a “Noteholder” and collectively, the “Noteholders”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or the Indenture Supplement, as applicable.
WHEREAS, Section 12.2 of the Indenture provides, among other things, that subject to the terms and provisions of each Indenture Supplement with respect to any amendment of such Indenture Supplement, the parties to the Indenture may at any time enter into an amendment to the Indenture, including any Indenture Supplement, with prior notice to the Note Rating Agency and the consent of Noteholders of more than 50% (by Class Invested Amount) of each Series or Class of Notes affected by such amendment of the Indenture, including any Indenture Supplement, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under the Indenture or any Indenture Supplement, upon delivery of an Issuer Tax Opinion and, pursuant to Section 12.3 of the Indenture, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); provided, however, that no such amendment will modify any of the enumerated provisions set forth in Section 12.2 without the consent of the Noteholder of each Outstanding Note affected thereby;
WHEREAS, Section 12(b) of the Indenture Supplement provides that notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Indenture may, without the consent of 100% of the Series 2013-VF1 Notes, supplement, amend or revise any term or provision of the Indenture Supplement;
WHEREAS, Section 12(c) of the Indenture Supplement provides that notwithstanding any provisions to the contrary in Article XII of the Indenture or Section 12 of the Indenture Supplement, no supplement or amendment entered into with respect to the Indenture Supplement is effective without the consent of 100% of the Noteholders of the Series 2013-VF1 Notes;
WHEREAS, the parties hereto desire to amend the Indenture Supplement as described below to make certain changes with respect to the Indenture Supplement;
WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto and the delivery of the Issuer Tax Opinion and the Authorization Opinion;
WHEREAS, the Noteholders collectively own 100% of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, which are the only Outstanding Notes issued pursuant to the Indenture Supplement; and
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments to the Indenture Supplement. Subject to the satisfaction of the conditions precedent in Section 3 below, the following amendments shall occur with respect to the enumerated sections and provisions of the Indenture Supplement:
(a)    Section 2 of the Indenture Supplement is hereby amended by deleting the Advance Rates table set forth in the definition of “Advance Rates” and replacing it as follows:

Advance Type / Class of Notes	Class A-VF1	Class B-VF1	Class C-VF1	Class D-VF1
Delinquency Advances	96.00%	97.25%	97.75%	98.00%
Non-Judicial Escrow Advances	68.00%	82.50%	84.75%	90.75%
Judicial Escrow Advances	59.25%	72.50%	75.75%	87.25%
Non-Judicial Corporate	68.00%	82.50%	84.75%	90.75%
Advances
Judicial Corporate Advances	59.25%	72.50%	75.75%	87.25%

(b)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Margin” in its entirety and replacing it as follows:
“Margin” means, for each Class of the Series 2013-VF1 Notes, the per annum rate set forth or determined as described below:
(i)    Class A-VF1: 1.60%;
(ii)    Class B-VF1: 2.25%;
(iii)    Class C-VF1: 3.50%; and
(iv)    Class D-VF1: 4.75%.
(c)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Maximum VFN Principal Balance” in its entirety and replacing it as follows:
“Maximum VFN Principal Balance” means, (i) for Class A-VF1, $929,577,000, (ii) for Class B-VF1, $138,535,300, (iii) for Class C-VF1, $30,199,400, and (iv) for Class D-VF1, $101,688,300 or, in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and each Administrative Agent.
(d)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Note Interest Rate” in its entirety and replacing it as follows:
“Note Interest Rate” means, with respect to any Interest Accrual Period for each Class of Notes, (x) prior to the Expected Repayment Date, the rates described below:
(i)    Class A-VF1: the sum of (A) the lesser of (I) the Cost of Funds Rate for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin;
(ii)    Class B-VF1: the sum of (A) the lesser of (I) the Cost of Funds Rate for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin;
(iii)    Class C-VF1: the sum of (A) the lesser of (I) the Cost of Funds Rate for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin; and
(iv)    Class D-VF1: the sum of (A) the lesser of (I) the Cost of Funds Rate for such Interest Accrual Period and (II) the Maximum Rate plus (B) the applicable Margin;
or (y) from and after the Expected Repayment Date, if the Notes of any Class have not been refinanced, the interest rate applicable to such Class pursuant to clause (x) above, plus 1.00%. For the avoidance of doubt, the “Note Interest Rate” for the Series 2013-VF1 Notes is subject to the definition of “Note Interest Rate” in the Base Indenture.
(e)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Senior Margin” in its entirety and replacing it as follows:
“Senior Margin”: means, for each Class of the Series 2013-VF1 Notes, the percentage listed below for such Class:
(i)    Class A-VF1: 1.60% per annum;
(ii)    Class B-VF1: 2.25% per annum;
(iii)    Class C-VF1: 3.50% per annum; and
(iv)    Class D-VF1: 4.75% per annum.
(f)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Senior Rate” in its entirety and replacing it as follows:
“Senior Rate” means, for each Class of the Series 2013-VF1 Notes, (a) the lesser of (I) the Cost of Funds Rate, (II) One-Month LIBOR and (III) the Maximum Rate plus (b) the Senior Margin for such Class.
(g)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Stressed Interest Rate” in its entirety and replacing it as follows:
“Stressed Interest Rate” means, for any Class of Series 2013-VF1 Notes as of any date the sum of (i) the sum of (x) the lesser of (a) the per annum index on the basis of which such Class’s interest rate is determined for the current Interest Accrual Period and (b) the Maximum Rate, and (y) such Class’s Constant and (z) the product of (I) such Class’s Coefficient and (II) Stressed Time, plus (ii) the weighted average per annum aggregate Margin of all Outstanding Classes of such Series.
(h)    Section 2 of the Indenture Supplement is hereby amended by deleting the definition of “Stressed Time Percentage” in its entirety and replacing it as follows:
“Stressed Time Percentage” means for Class A-VF1, 12.66%, Class B-VF1, 16.92%, Class C-VF1, 18.47%, and Class D-VF1, 28.64%.
(i)    Section 2 of the Indenture Supplement is hereby amended by adding the definitions of “Allocable Portion,” “Barclays Cap Payment Amounts,” “Barclays Cap Payment Holder,” “Barclays Derivative Agreement,” “Barclays Derivative Agreement Account” “CSCIB Cap Payment Amounts,” “CSCIB Cap Payment Holder,” “CSCIB Derivative Agreement,” “CSCIB Derivative Agreement Account” and “Maximum Rate” thereto in correct alphabetical order as follows:
“Allocable Portion” means, with respect to any Class of Notes and a particular Noteholder, a fraction, (a) the numerator of which is equal to the VFN Principal Balance of the Class of Notes held by such Noteholder, and (b) the denominator of which is equal to the aggregate VFN Principal Balance of such Class of Notes.
“Barclays Cap Payment Amounts” means, with respect to the Allocable Portion of any Class of Notes with respect to which Barclays (or any permitted assignee thereof) is the Noteholder, for any Interest Accrual Period, such amounts constituting the difference between (a) the Interest Payment Amounts that would be payable for such Allocable Portion based on the Note Interest Rate determined without regard to the applicable Maximum Rate and (b) the Interest Payment Amounts for such Allocable Portion.
“Barclays Cap Payment Holder” means,
(i)    in respect of the portion of the Barclays Cap Payment Amount attributable to the Class A-VF1 Notes, Barclays Bank PLC;
(ii)    in respect of the portion of the Barclays Cap Payment Amount attributable to the Class B-VF1 Notes, Barclays Bank PLC;
(iii)    in respect of the portion of the Barclays Cap Payment Amount attributable to the Class C-VF1 Notes, Barclays Bank PLC; and
(iv)    in respect of the portion of the Barclays Cap Payment Amount attributable to the Class D-VF1 Notes, Barclays Bank PLC;
or, in any case, any permitted assignee or transferee thereof so long as such permitted assignee satisfies all of the transfer restrictions with respect to the Notes set forth in the Base Indenture and the Note Purchase Agreement, mutadis mutandis.
“Barclays Derivative Agreement” means, with respect to the Series 2013-VF1 Notes with respect to which Barclays is the Noteholder, the interest rate “cap” hedging arrangement to be entered into on or before June 26, 2015 and any replacement therefor in accordance with such agreements and the terms thereof, which shall be a “Derivative Agreement” for purposes of the Base Indenture solely in respect of the Series 2013-VF1 Notes with respect to which Barclays is the Noteholder. The “Cap Rate” thereunder shall equal the Maximum Rate. The related Derivative Counterparty shall be the “Floating Rate Payer” thereunder. The Issuer shall be the “Fixed Rate Payer” thereunder. The “Notional Amount” thereunder shall be determined by the Derivative Counterparty and the Issuer.
“Barclays Derivative Agreement Account” means, the segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained for the benefit of the Barclays Cap Payment Holders pursuant to Section 17 and entitled “The Bank of New York Mellon, as Indenture Trustee for the Nationstar Agency Advance Funding Trust Advance Receivables Backed Notes, Barclays Derivative Agreement Account – Series 2013-VF1.
“CSCIB Cap Payment Amounts” means, with respect to the Allocable Portion of any Class of Notes with respect to which CSCIB (or any permitted assignee thereof) is the Noteholder, for any Interest Accrual Period, such amounts constituting the difference between (a) the Interest Payment Amounts that would be payable for such Allocable Portion based on the Note Interest Rate determined without regard to the applicable Maximum Rate and (b) the Interest Payment Amounts for such Allocable Portion.
“CSCIB Cap Payment Holder” means,
(v)    in respect of the portion of the CSCIB Cap Payment Amount attributable to the Class A-VF1 Notes, Credit Suisse International;
(vi)    in respect of the portion of the CSCIB Cap Payment Amount attributable to the Class B-VF1 Notes, Credit Suisse International;
(vii)    in respect of the portion of the CSCIB Cap Payment Amount attributable to the Class C-VF1 Notes, Credit Suisse International; and
(viii)    in respect of the portion of the CSCIB Cap Payment Amount attributable to the Class D-VF1 Notes, Credit Suisse International;
or, in any case, any permitted assignee or transferee thereof so long as such permitted assignee satisfies all of the transfer restrictions with respect to the Notes set forth in the Base Indenture and the Note Purchase Agreement, mutadis mutandis.
“CSCIB Derivative Agreement” means, with respect to the Series 2013-VF1 Notes with respect to which CSCIB is the Noteholder, the interest rate “cap” hedging arrangement to be entered into on or before June 26, 2015 and any replacement therefor in accordance with such agreements and the terms thereof, which shall be a “Derivative Agreement” for purposes of the Base Indenture solely in respect of the Series 2013-VF1 Notes with respect to which CSCIB is the Noteholder. The “Cap Rate” thereunder shall equal the Maximum Rate. The related Derivative Counterparty shall be the “Floating Rate Payer” thereunder. The Issuer shall be the “Fixed Rate Payer” thereunder. The “Notional Amount” thereunder shall be determined by the Derivative Counterparty and the Issuer.
“CSCIB Derivative Agreement Account” means, the segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained for the benefit of the CSCIB Cap Payment Holders pursuant to Section 17 and entitled “The Bank of New York Mellon, as Indenture Trustee for the Nationstar Agency Advance Funding Trust Advance Receivables Backed Notes, CSCIB Derivative Agreement Account – Series 2013-VF1.
“Maximum Rate” means 0.75% per annum.
(j)    Section 8(a) of the Indenture Supplement is hereby amended by deleting the reference to “Section 4.5(a)(2)(ii)” in the fourth to last line thereof and replacing it with “Section 4.5(a)(2)(iv)”.
(k)    Section 9(a) of the Indenture Supplement is hereby amended by adding the following clause (x) at the end thereof as follows:
(x)    (A) the aggregate amount paid pursuant to the Barclays Derivative Agreement in the Barclays Derivative Agreement Account and the Barclays Cap Payment Amounts with respect to each Class of the Series 2013-VF1 Notes; and (B) the aggregate amount paid pursuant to the CSCIB Derivative Agreement in the CSCIB Derivative Agreement Account and the CSCIB Cap Payment Amounts with respect to each Class of the Series 2013-VF1 Notes.
(l)    The Indenture Supplement is hereby amended by adding a new Section 17 at the end thereof as follows:
Section 17. Barclays Cap Payment Amount and CSCIB Cap Payment Amount.
(a)    Barclays Cap Payment Amount.
In accordance with the terms and provisions of this Section 17(a) and Section 4.1 of the Base Indenture, the Indenture Trustee shall establish and maintain a Barclays Derivative Agreement Account for the benefit of the Barclays Cap Payment Holders. If the Barclays Derivative Agreement Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within fourteen (14) days. The Indenture Trustee shall deposit and withdraw available amounts from the Barclays Derivative Agreement Account pursuant to, and to the extent required by, this Section 17(a).
On each Payment Date, the Indenture Trustee shall remit any amounts paid by the Derivative Counterparty in respect of the Barclays Derivative Agreement to the Barclays Cap Payment Holders and the Depositor, as applicable, in the following order of priority: (i) first, to the Barclays Cap Payment Holder in respect of the Class A-VF1 Variable Funding Notes, an amount equal to the Barclays Cap Payment Amount for the Class A-VF1 Variable Funding Notes for the prior Interest Accrual Period; (ii) second, to the Barclays Cap Payment Holder in respect of the Class B-VF1 Variable Funding Notes, an amount equal to the Barclays Cap Payment Amount for the Class B-VF1 Variable Funding Notes for the prior Interest Accrual Period; (iii) third, to the Barclays Cap Payment Holder in respect of the Class C-VF1 Variable Funding Notes, an amount equal to the Barclays Cap Payment Amount for the Class C-VF1 Variable Funding Notes for the prior Interest Accrual Period; (iv) fourth, to the Barclays Cap Payment Holder in respect of the Class D-VF1 Variable Funding Notes, an amount equal to the Barclays Cap Payment Amount for the Class D-VF1 Variable Funding Notes for the prior Interest Accrual Period; and (v) fifth, with respect to any amounts remaining, to the Depositor as holder of the Owner Trust Certificate.
Notwithstanding any of the foregoing, the Issuer shall not be responsible for the payment of any amounts in respect of the Barclays Derivative Agreement and the Derivative Counterparty shall not be entitled to any rights, benefits or privileges under the Base Indenture or any other Transaction Document other than as set forth in the Barclays Derivative Agreement.
(b)    CSCIB Cap Payment Amount.
In accordance with the terms and provisions of this Section 17(a) and Section 4.1 of the Base Indenture, the Indenture Trustee shall establish and maintain a CSCIB Derivative Agreement Account for the benefit of the CSCIB Cap Payment Holders. If the CSCIB Derivative Agreement Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within fourteen (14) days. The Indenture Trustee shall deposit and withdraw available amounts from the CSCIB Derivative Agreement Account pursuant to, and to the extent required by, this Section 17(a).
On each Payment Date, the Indenture Trustee shall remit any amounts paid by the Derivative Counterparty in respect of the CSCIB Derivative Agreement to the CSCIB Cap Payment Holders and the Depositor, as applicable, in the following order of priority: (i) first, to the CSCIB Cap Payment Holder in respect of the Class A-VF1 Variable Funding Notes, an amount equal to the CSCIB Cap Payment Amount for the Class A-VF1 Variable Funding Notes for the prior Interest Accrual Period; (ii) second, to the CSCIB Cap Payment Holder in respect of the Class B-VF1 Variable Funding Notes, an amount equal to the CSCIB Cap Payment Amount for the Class B-VF1 Variable Funding Notes for the prior Interest Accrual Period; (iii) third, to the CSCIB Cap Payment Holder in respect of the Class C-VF1 Variable Funding Notes, an amount equal to the CSCIB Cap Payment Amount for the Class C-VF1 Variable Funding Notes for the prior Interest Accrual Period; (iv) fourth, to the CSCIB Cap Payment Holder in respect of the Class D-VF1 Variable Funding Notes, an amount equal to the CSCIB Cap Payment Amount for the Class D-VF1 Variable Funding Notes for the prior Interest Accrual Period; and (v) fifth, with respect to any amounts remaining, to the Depositor as holder of the Owner Trust Certificate.
Notwithstanding any of the foregoing, the Issuer shall not be responsible for the payment of any amounts in respect of the CSCIB Derivative Agreement and the Derivative Counterparty shall not be entitled to any rights, benefits or privileges under the Base Indenture or any other Transaction Document other than as set forth in the CSCIB Derivative Agreement.
(m)    Exhibit A of the Indenture Supplement is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.
Section 2.    Noteholder Consent.
In its capacity as Note Registrar, the Indenture Trustee confirms that the Note Register reflects that collectively Barclays and CSCIB as the sole Noteholders of all Notes currently Outstanding under the Indenture Supplement. Such Noteholders’ consent to the terms of this Amendment is evidenced by its signature hereto.
Section 3.    Conditions to Effectiveness of this Amendment.
This Amendment shall become effective on the date (the “Amendment 7 Effective Date”) upon the latest to occur of the following:
(a)    the execution and delivery of this Amendment by all parties hereto;
(b)    prior notice to the Note Rating Agency;
(c)    the delivery of an Issuer Tax Opinion;
(d)    receipt of written confirmation from the Note Rating Agency that this Amendment will not cause a Ratings Effect on any Outstanding Notes; and
(e)    the delivery of the Authorization Opinion.
Section 4.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall become effective on the Amendment 7 Effective Date and shall not be effective for any period prior to the Amendment 7 Effective Date. After this Amendment becomes effective, all references in the Indenture Supplement or the Indenture to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Indenture shall be deemed to be references to the Indenture Supplement or the Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Indenture other than as set forth herein. This Amendment shall constitute an Act of each of the Noteholders of the Series 2013-VF1 Notes.
Section 5.    Representations and Warranties. Each of Barclays and CSCIB hereby represents and warrants that as of the date hereof (i) that Barclays and CSCIB are collectively the sole Noteholders of each of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, (ii) it is duly authorized to deliver this certification to the Indenture Trustee, (iii) such power has not been granted or assigned to any other Person, and (iv) the Indenture Trustee may conclusively rely upon this certification.
Section 6.    Entire Agreement. The Indenture and the Indenture Supplement, as amended by this Amendment, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 7.    Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 8.    Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.
Section 9.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 10.    Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
Section 11.    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
Section 12.    Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or other electronic transmission, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
NATIONSTAR AGENCY ADVANCE
FUNDING TRUST, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Adam Scozzafava Name: Adam Scozzafava Title: Vice President
THE BANK OF NEW YORK MELLON, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Michael Commisso Name: Michael Commisso Title: Vice President
NATIONSTAR MORTGAGE LLC,
  as Administrator and as Servicer

By:	/s/ Amar Patel Name: Amar Patel Title: Executive Vice President
BARCLAYS BANK PLC,
  as Administrative Agent

By:	/s/ Martin Atten Name: Martin Atten Title: MD
CREDIT SUISSE AG, NEW YORK BRANCH,
  as Administrative Agent

By:	/s/ Patrick J. Hart Name: Patrick J. Hart Title: Vice President

By:	/s/ Erin McCutcheon Name: Erin McCutcheon Title: Vice President
ACKNOWLEDGED, AGREED AND

CONSENTED TO BY:
BARCLAYS BANK PLC,
as Noteholder of the Nationstar Agency Advance Funding Trust, Advance Receivables Backed Notes, Series 2013-VF1 Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes

By:	/s/ Martin Atten Name: Martin Atten Title: MD
CREDIT SUISSE AG,

CAYMAN ISLANDS BRANCH,
as Noteholder of the Nationstar Agency Advance Funding Trust, Advance Receivables Backed Notes, Series 2013-VF1 Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes

By:	/s/ Patrick J. Hart Name: Patrick J. Hart Title: Vice President

By:	/s/ Erin McCutcheon Name: Erin McCutcheon Title: Vice President
Exhibit A

Class	Note #	Noteholder	Related Administrative Agent	Note Maximum Principal Balance
A-VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$309,859,000
	9	BARCLAYS BANK PLC	Barclays Bank PLC	$619,718,000
B-VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$46,178,433
	9	BARCLAYS BANK PLC	Barclays Bank PLC	$92,356,867
C-VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$10,066,467
	9	BARCLAYS BANK PLC	Barclays Bank PLC	$20,132,933
D-VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$33,896,100
	9	BARCLAYS BANK PLC	Barclays Bank PLC	$67,792,200

ACTIVE 208988876v.1